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                                                                    EXHIBIT 23.2






INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Regions Financial Corporation on Form S-4 of our report dated March 11, 1994, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.

Deloitte & Touche LLP
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Deloitte & Touche LLP
New Orleans, Louisiana
September 28, 1994